UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

______________

FORM 8-K

______________

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 14, 2014

______________

DS HEALTHCARE GROUP, INC.

(Exact name of registrant as specified in its charter)

______________

Florida	001-35763	20-8380461
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1601 Green Road, Pompano Beach, Florida 33064

 (Address of principal executive offices) (Zip Code)

(888) 404-7770

Registrant’s telephone number, including area code

not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02

Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Effective July 14, 2014 the board of directors of DS Healthcare Group, Inc. (the “Company”) appointed Mark Wolfson to fill the recently created vacancy on the Company’s board of directors. Mr. Wolfson shall serve as a member of the board of directors and hold office until the next election of directors by stockholders and until his successor is elected and qualified or until his earlier resignation or removal. Mr. Wolfson shall also serve on the Company’s audit committee and the Company’s nominating and corporate governance committee. Mr. Wolfson, age 60, has served as managing partner of Wolfson & Associates, P.A., a full service and licensed certified public accounting firm based in Coral Springs, Florida, since 1989. He served on the board of directors of Mercantile Bank, a commercial bank, from 2004 through 2008. Mr. Wolfson is a certificated public accountant. He is a graduate of the University of Florida and received a masters of business administration from Tulane University.

The Company has agreed to issue Mr. Wolfson up to 5,000 shares of restricted common stock for serving on the board of directors. Such shares shall vest in four (4) equal tranches over a period of twelve (12) months from his date of appointment.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

DS HEALTHCARE GROUP, INC.

Date: July 14, 2014	By:	/s/ Daniel Khesin
Daniel Khesin
Chief Executive Officer and Chief Financial Officer